                                                             EXHIBIT 3(A)

                                      LOGO
                                PROVIDENT MUTUAL
                  1050 WESTLAKES DRIVE, BERWYN, PA 19312-2419
                   P.O. BOX 1717, VALLEY FORGE, PA 19482-1717
              (610) 407-1239, (800) 523-4681, FAX: (610) 407-1379

                                 M. DIANE KOKEN
                        VICE PRESIDENT & GENERAL COUNSEL


                                                                April 28, 1997

Provident Mutual Life Insurance Company
1050 Westlakes Drive
Berwyn, PA 19312


Gentlemen:

I hereby consent to the use of my name under the heading "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 17 to the Registration Statement on Form S-6 (File No. 33-2625) for the Provident Mutual Variable Growth Separate Account, the Provident Mutual Variable Money Market Separate Account, the Provident Mutual Variable Bond Separate Account, the Provident Mutual Variable Managed Separate Account, the Provident Mutual Variable Zero Coupon Bond Separate Account, the Provident Mutual Variable Aggressive Growth Separate Account, the Provident Mutual Variable International Separate Account and the Provident Mutual Variable Separate Account.

                                                Very truly yours,

                                                /s/ M. DIANE KOKEN
                                                -------------------------------
                                                M. Diane Koken
                                                Vice President, General Counsel
                                                & Secretary

MDK/ja


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